UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 26, 2007
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Fiscal 2008 Base Salaries
     On December 26, 2007, the Compensation Committee of the Board of Directors of Quiksilver, Inc. (the “Company”) approved new annual base salaries (effective as of November 1, 2007) for the Company’s executive officers. The following table sets forth the annual base salary levels of the Company’s executive officers for fiscal 2008 and fiscal 2007:

Name and Position	Fiscal Year	Base Salary
Robert B. McKnight, Jr.,	2008	$1,075,000
Chief Executive Officer	2007	$950,000

Bernard Mariette,	2008	$900,000
President	2007	$800,000

Charles S. Exon,	2008	$450,000
Executive Vice President, Secretary and General Counsel	2007	$425,000

Joseph Scirocco,	2008	$600,000
Executive Vice President and Chief Financial Officer	2007	$550,000

David Morgan,	2008	$525,000
Executive Vice President, Global Finance and Operations	2007	$475,000

Item 8.01	Other Events.
     Annual Meeting of Stockholders
     The Board of Directors of the Company has set Friday, March 28, 2008 as the date for the Company’s 2008 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. local time at the Company’s headquarters, located at 15202 Graham Street, Huntington Beach, California 92649.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2007	Quiksilver, Inc. (Registrant)
	By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice-President and General Counsel

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